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                                                                    EXHIBIT 99.1
Press Release

American  Tissue  Inc.  Announces  Financial  Statement   Inaccuracies  and  CFO
Resignation

     Hauppauge, New York, September 5, 2001 -- American Tissue Inc. announced today that it has reason to believe that its consolidated financial statements for its fiscal years ended September 30, 1999 and 2000, as well as its consolidated financial statements for each of the first three quarters of fiscal 2000 and 2001, contain material inaccuracies. In connection therewith, the Company accepted Edward I. Stein's resignation as Executive Vice President and Chief Financial Officer effective September 3, 2001. PricewaterhouseCoopers LLP, recently hired as the Company's financial advisor, is conducting an investigation to determine the facts as to these matters.



Company Contact:


Kurt Goldschmidt 631-435-9000 x105